Exhibit 4.2

SECOND AMENDMENT TO THE PROMISSORY AGREEMENT FOR PURCHASE AND SALE AND OTHER COVENANTS entered into by and between:

PETROBRAS DISTRIBUIDORA S.A., headquartered at Rua Correia Vasques, 250 – 6th floor, in the City of Rio de Janeiro, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ 34.274.233/0001-02, herein represented, according to its Articles of Association, by its Executive Manager for Aviation Products, Mrs. Érica Saião Caputo and by its Marketing Manager for Air Companies, Mr. Júlio Cesar Abrahão, hereinafter referred to as “BR” and, on the other side:

VRG LINHAS AÉREAS S.A., a corporation organized and existing under the laws of Brazil, headquartered at Praça Senador Salgado Filho, s/n, Aeroporto Santos Dumont, Térreo, Área Pública, entre os eixos 46-48/O-P, Sala Gerência - Back Office, CEP 20021-340, City and State of Rio de Janeiro, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ/MF 07.575.651/0001-59 and branch office at Praça Comandante Lineu Gomes, s/n, Portaria 3, Aeroporto, CEP 04626-020, City and State of São Paulo, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ/MF 07.575.651/0004-00, herein represented by its directors duly elected at the shareholders' general meeting, hereinafter referred to as the “PROMISING PURCHASER”, have mutually agreed to enter into this Amendment, which shall be governed according to the following sections and conditions:

Whereas BR and the PROMISING PURCHASER entered into a Promissory Agreement for Purchase and Sale and Other Covenants (the “Agreement”) on July 28, 2015, covering the supply of aviation kerosene (JET A-1) by BR for a period of thirty-six (36) months, to become retroactively effective as from January 1, 2015 until January 1, 2018, and the Parties entered into the 1st Amendment to the Agreement on January 15, 2016 in order to: (i) amend section 1.1 of the Agreement; (ii) fully delete Sections 1.1.1 and 1.1.2; (iii) amend Section 1.3 of the Agreement; (iv) include Sections 1.5 and 1.6; (v) amend section 2.3.7 of the Agreement; (vi) fully delete sections 2.1.1 and 2.3.2 and, as a result, renumber Sections 2.3.3 to 2.3.7 of the Agreement; (vii) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and, as a result, amend Section 4.1; and (viii) delete section 8.1.1 and amend Section 8.1.2.

The Parties resolve to enter into this AMENDMENT, which shall be governed by the following sections and conditions, to generate its effects as from the execution date hereof.

SECTION ONE

1.1    The purpose of this Amendment is to change the following sections of the Agreement:

1.1.2 – The Parties have decided to insert in Section 1.1., in such manner that Section 1.1. shall hereinafter read as follows:

“1.1      BR promises to sell to the PROMISING PURCHASER and the latter, in turn, promises to purchase from BR the minimum monthly amounts of Aviation Kerosene in the locations and percentages as shown in Annex I, during the term of the Agreement. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. This Agreement is not entered into on an exclusive basis, and the PROMISING PURCHASER can freely procure the

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supply from other suppliers, provided that this is made in compliance with the minimum percentage to be purchased from BR as per Annex I.”

1.1.3.       The Parties resolve to change the period for the average selling price of the North-American Dollar for purposes of translation into Reais of the value per liter of Aviation Kerosene. Accordingly, Section 3.2.2 of the Agreement shall hereinafter read as follows:

“3.2.2 In case of selection for North-American Dollars, the translation of the value per liter into Reais shall be made according to the average selling price of the North-American Dollar in the period from the 24th day (n-2) to the 23rd day (n-1), as disclosed by the Brazilian Central Bank.”

SECTION TWO – MISCELLANEOUS

2.1    The Parties hereto expressly ratify all sections and conditions of the Agreement that have not been changed hereby.

In witness whereof, the parties execute this instrument in three (03) counterparts, in the presence of the two (2) undersigned witnesses, in order to produce its due legal effects.

Rio de Janeiro, April 20, 2016.

_________________________________________________________________

PETROBRAS DISTRIBUIDORA S.A.

Name:

Title:

_________________________________________________________________

VRG LINHAS AÉREAS S.A.

Name:

Title:

WITNESSES:

____________________________                    ____________________________

Name:                                                                 Name:

ID/RG:                                                                ID/RG

Signature page of the 2nd AMENDMENT TO THE PROMISSORY AGREEMENT FOR PURCHASE AND SALE AND OTHER COVENANTS

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SAOGJ 16/001171

THIRD AMENDMENT TO THE PROMISSORY AGREEMENT FOR PURCHASE AND SALE AND OTHER COVENANTS entered into by and between:

PETROBRAS DISTRIBUIDORA S.A., headquartered at Rua Correia Vasques, 250 – 6th floor, in the City of Rio de Janeiro, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ 34.274.233/0001-02, herein represented, according to its Articles of Association, by its Executive Manager for Aviation Products, Mrs. Érica Saião Caputo and by its Marketing Manager for Air Companies, Mr. Júlio Cesar Abrahão, hereinafter referred to as “BR” and, on the other side:

VRG LINHAS AÉREAS S.A., a corporation organized and existing under the laws of Brazil, headquartered at Praça Senador Salgado Filho, s/n, Aeroporto Santos Dumont, Térreo, Área Pública, entre os eixos 46-48/O-P, Sala Gerência - Back Office, CEP 20021-340, City and State of Rio de Janeiro, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ/MF 07.575.651/0001-59 and branch office at Praça Comandante Lineu Gomes, s/n, Portaria 3, Aeroporto, CEP 04626-020, City and State of São Paulo, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ/MF 07.575.651/0004-00, herein represented by its directors duly elected at the shareholders' general meeting, hereinafter referred to as the “PROMISING PURCHASER”, have mutually agreed to enter into this Amendment, which shall be governed according to the following clauses and conditions:

Whereas BR and the PROMISING PURCHASER entered into a Promissory Agreement for Purchase and Sale and Other Covenants (the “Agreement”) on July 28, 2015, covering the supply of aviation kerosene (JET A-1) by BR for a period of thirty-six (36) months, to become retroactively effective as from January 1, 2015 until January 1, 2019. Whereas, further, the Parties entered into the 1st Amendment to the Agreement on January 15, 2016 in order to: (i) amend clause 1.1 of the Agreement; (ii) fully delete Clauses 1.1.1 and 1.1.2; (iii) amend Clause 1.3 of the Agreement; (iv) include Clauses 1.5 and 1.6; (v) amend clause 2.3.7 of the Agreement; (vi) fully delete clauses 2.1.1 and 2.3.2 and, as a result, renumber Clauses 2.3.3 to 2.3.7 of the Agreement; (vii) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and, as a result, amend Clause 4.1; and (viii) delete clause 8.1.1 and amend Clause 8.1.2; and whereas the Parties entered into the 2nd Amendment to the Agreement on April 20, 2016, in which they amended Clause 1.1 and changed the period for average selling price of the North-American Dollar for purposes of translation into Reais of the value per liter of the aviation kerosene, thus changing Clause 3.2.2 of the Agreement.

The Parties resolve to enter into this AMENDMENT, which shall be governed by the following clauses and conditions, to generate its effects as from the execution date hereof.

CLAUSE ONE

1.1    The purpose of this Amendment is to change the following clauses of the Agreement:

1.1.2 – The Parties wish to change the amounts of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] shown on the table of Annex I to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] base, which shall hereinafter be as follows:

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[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

SECTION TWO – MISCELLANEOUS

2.1    The Parties hereto expressly ratify all sections and conditions of the Agreement that have not been changed hereby.

In witness whereof, the parties execute this instrument in three (03) counterparts, in the presence of the two (2) undersigned witnesses, in order to produce its due legal effects.

Rio de Janeiro, August 16, 2016.

_________________________________________________________________

PETROBRAS DISTRIBUIDORA S.A.

Name:

Title:

_________________________________________________________________

VRG LINHAS AÉREAS S.A.

Name:

Title:

WITNESSES:

____________________________                    ____________________________

Name:                                                                 Name:

ID/RG:                                                                ID/RG

Signature page of the 3rd AMENDMENT TO THE PROMISSORY AGREEMENT FOR PURCHASE AND SALE AND OTHER COVENANTS

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2016/CW2218613

FOURTH AMENDMENT TO THE PROMISSORY AGREEMENT FOR PURCHASE AND SALE AND OTHER COVENANTS entered into by and between:

PETROBRAS DISTRIBUIDORA S.A., headquartered at Rua Correia Vasques, 250 – 6th floor, in the City of Rio de Janeiro, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ 34.274.233/0001-02, herein represented, according to its Articles of Association, by its Executive Manager for Aviation Products, Mrs. Érica Saião Caputo and by its Marketing Manager for Air Companies, Mr. Júlio Cesar Abrahão, hereinafter referred to as “BR” and, on the other side:

GOL LINHAS AÉREAS S.A. (previously named VRG Linhas Aéreas S.A.), a corporation organized and existing under the laws of Brazil, headquartered at Praça Senador Salgado Filho, s/n, Aeroporto Santos Dumont, Térreo, Área Pública, entre os eixos 46-48/O-P, Sala Gerência - Back Office, CEP 20021-340, City and State of Rio de Janeiro, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ/MF 07.575.651/0001-59 and branch office at Praça Comandante Lineu Gomes, s/n, Portaria 3, Aeroporto, CEP 04626-020, City and State of São Paulo, enrolled with the Brazilian Corporate Taxpayer Register under No. CNPJ/MF 07.575.651/0004-00, herein represented by its directors duly elected at the shareholders' general meeting, hereinafter referred to as the “PROMISING PURCHASER” and/or “GOL”, have mutually agreed to enter into this Amendment, which shall be governed according to the following clauses and conditions:

Whereas:

(i)               BR and the PROMISING PURCHASER entered into a Promissory Agreement for Purchase and Sale and Other Covenants (the “Agreement”) on July 28, 2015, covering the supply of aviation kerosene (JET A-1) by BR for a period of thirty-six (36) months, to become retroactively effective as from January 1, 2015 until January 1, 2019;

(ii)              The Parties entered into the 1st Amendment to the Agreement on January 15, 2016 in order to: (i) amend Clause 1.1 of the Agreement; (ii) fully delete Clauses 1.1.1 and 1.1.2; (iii) amend Clause 1.3 of the Agreement; (iv) include Clauses 1.5 1 1.6; (v) amend Clause 2.3.7 of the Agreement; (vi) fully delete Clauses 2.1.1 and 2.3.2 and, as a result, renumber Clauses 2.3.3 to 2.3.7 of the Agreement; (vii) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and, as a result, amend Clause 4.1; and (viii) delete Clause 8.1.1 and amend Clause 8.1.2;

(iii)             The Parties entered into the 2nd Amendment to the Agreement on April 20, 2016, in which they amended Clause 1.1 and changed the period for average selling price of the North-American Dollar for purposes of translation into Reais of the value per liter of the aviation kerosene, thus changing Clause 3.2.2 of the Agreement;

(iv)            The Parties entered into the 3rd Amendment to the Agreement on August 16, 2016, in order to change the amounts of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] shown on the table of Annex I for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] base;

(v)             Some of Brazilian states (“States”) grant a reduction of the tax basis and/or rate for the ICMS tax levied on sales of Aviation Kerosene (QAV) (the “Special

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Taxation System”) made by Brazilian fuel distribution companies intended for consumption by cargo or passenger air carriers (“Tax Benefit”);

(vi)            The enjoyment of this benefit is conditioned on the requirements mentioned in the tax laws of each of such States and, in this case, since it refers to an ICMS tax benefit, the respective tax law must be duly and mandatorily substantiated on a CONFAZ Agreement, as set forth in Supplementary Law no. 24/75, as well as in the Federal Constitution, articles 155, §2, XII, g, it being certain that granting of unilateral benefit is forbidden.

(vii)           GOL has entered into agreements with some of these States due to its compliance with the above mentioned requirements, thus becoming entitled to the Special Taxation System for ICMS in these states..

The Parties resolve to enter into this AMENDMENT, which shall be governed by the following clauses and conditions, to generate its effects as from the execution date.

CLAUSE ONE

1.1    The purpose of this Amendment is to add the following clauses to the Agreement:

“9.1 (...)

9.2         The parameterization of the Tax Benefit is conditioned on the delivery of the information by notice – which may be made by e-mail to the addresses informed in Clause 9.2.1 – from GOL to BR, making reference to all of the regulatory provisions that created the benefit as well as to the conditions to which the beneficiary taxpayer is subject. As long as there is no question raised by BR and all the requirements for the granting of the Tax Benefits are met, BR will have three (3) days to parameter the system with the information related to the granting of the Tax Benefit.

9.2.1.   E-mail data:

From BR:

Flávia Cavalcanti – flavia@br-petrobras.com.br

Júlio Abrahao –jabrahao@br.com.br

From GOL

Julio Perotti, e-mail: jperotti@voegol.com.br

Isabela Ferraz Davies, email: ifdavies@voegol.com.br ;

9.3            GOL agrees to notify BR – by e-mail, according to the addresses in Clause 9.2.1., at least one (1) day in advance to the event that may prevent the application of the regulatory provision and/or Agreement it may be enjoying, or which results in the revocation or voidance thereof, terminating the right to the relevant Tax Benefit, as well as about the suspension or cessation of the conditions provided for in the Agreement, Settlement Agreement or any regulatory or administrative act which provides for requirements to be complied with – including, without limitation, cessation of tax good standing (in relation to which BR may require production of evidence from time to time).

9.4            In case BR is issued a tax deficiency notice in tax proceedings or a collection is enforced in judicial or administrative proceedings or procedures against it, arising out of GOL’s failure to notify BR, under the terms of clause 9.3, BR shall notify GOL about said tax deficiency notice, at least twenty-three (23) days in advance to the deadline for

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filing a challenge. It is since now agreed between the Parties that it shall be at GOL’s sole discretion to elect either:

(i)  To pay the amount of the tax deficiency, including with application of any discount to which it may be entitled, as defined in the Tax Deficiency Notice and/or in the Collection Notice, or

(ii) To challenge the Tax Deficiency Notice, which must occur within the legal timeframe and in accordance with the strategy to be solely defined by GOL.

9.4.1        In case BR fails to notify GOL within the term mentioned in Clause 9.4 and GOL decides to advance the payment of the tax deficiency, pursuant to option (i) of the foregoing Clause, GOL shall effect the payment to BR with full deduction of any possible discount to which it might be entitled under the terms of the Tax Deficiency Notice and/or Collection Notice, it being certain that GOL’s obligations for reimbursement to BR of the amounts arising out of the tax deficiency notice shall be deemed to have been settled and terminated as from the payment date. In this case, it shall be up to BR to decide whether it intends to effect the payment – with or without discount – or to file a challenge, whose strategy to be adopted shall be at its sole discretion.

9.5            GOL is since now aware that the above mentioned obligation is extended, including, without limitation, to the acknowledgment of supplementary revenue seeking the collection of unencumbered ICMS, in all the transactions carried out in the last five (5) years, due to a final and non-appeallable judgment rendered with respect to diffused or concentrated control of constitutionality, which may eventually declare, either fully or partially, the unconstitutionality or illegality of any Law and/or any other rule or provisions making up the tax benefit regulations contemplated herein.

9.6            In case of occurrence of the events described in Clauses 9.4 and/or 9.5, GOL shall reimburse to BR the amounts referring to the principal value of the tax deficiency notice and, further, as applicable, fines, late payment charges, monetary adjustment, administrative and/or judicial defense expenses, costs and fees, as well as eventual court deposits arising out of the tax deficiency notice, either due to the non-applicability of the rules that created the benefit, or to the absence of the above mentioned notice, BR being required to notify GOL, together with the statement of tax calculation that evidences the costs eventually borne by BR, in order for the payments to be made within five (5) days from the referred notice”

CLAUSE TWO – CHANGE OF THE PROMISING PURCHASER’S NAME

2.1       The PROMISING PURCHASER informs that its name has been changed from VRG Linhas Aéreas S.A to GOL Linhas Aéreas S.A., thus meeting its information duty and discharging the compliance with the provisions in CLAUSE FIFTEEN of the Agreement.

CLAUSE THREE – MISCELLANEOUS

3.1       The Parties hereto expressly ratify all Clauses of the Agreement that have not been changed hereby.

In witness whereof, the parties execute this instrument in three (03) counterparts, in the presence of the two (2) undersigned witnesses, in order to produce its due legal effects.

(signatures follow on next page)

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Rio de Janeiro, October 06, 2016.

_________________________________________________________________

PETROBRAS DISTRIBUIDORA S.A.

Name:

Title:

_________________________________________________________________

VRG LINHAS AÉREAS S.A.

Name:

Title:

WITNESSES:

____________________________                    ____________________________

Name:                                                                 Name:

ID/RG:                                                                ID/RG

Signature page of the 4th AMENDMENT TO THE PROMISSORY AGREEMENT FOR PURCHASE AND SALE AND OTHER COVENANTS

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